UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

BRISTOL-MYERS SQUIBB COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01136	22-0790350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 East 29th Street, 14th Floor
New York, NY, 10016
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BMY	New York Stock Exchange
1.000% Notes due 2025	BMY25	New York Stock Exchange
1.750% Notes due 2035	BMY35	New York Stock Exchange
Bristol-Myers Squibb Contingent Value Rights	BMY RT	New York Stock Exchange
Celgene Contingent Value Rights	CELG RT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.          Other Events.

On November 20, 2019, Bristol-Myers Squibb Company (“Bristol Myers Squibb”) completed its acquisition of Celgene Corporation (“Celgene”) pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 2, 2019, by and among Bristol Myers Squibb, Burgundy Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Bristol Myers Squibb (“Merger Sub”), and Celgene. Under the Merger Agreement, Merger Sub merged with and into Celgene with Celgene surviving as a direct wholly-owned subsidiary of Bristol Myers Squibb (the “Merger”).

To partially fund the Merger, on May 16, 2019, Bristol Myers Squibb completed the private offering and issuance of senior unsecured notes in a combined aggregate principal amount of approximately $19 billion (“May Notes”). Also, in connection with the Merger, on November 22, 2019, Bristol Myers Squibb completed its offers to exchange (“Exchange Offers”) any and all outstanding notes issued by Celgene for up to approximately $19.9 billion aggregate principal amount of new notes issued by Bristol Myers Squibb and cash. Upon settlement of the Exchange Offers, Bristol Myers Squibb issued senior unsecured notes in a combined aggregate principal amount of approximately $18.5 billion (“November Notes” and, together with the May Notes, the “Notes”). The holders of the Notes have certain registration rights, pursuant to which Bristol Myers Squibb expects to offer to exchange in registered exchange offers (the “Registered Exchange Offers”) the Notes for new notes (“Registered Notes”) in a like principal amount, like interest rate and maturity and like denomination as each series of Notes, except that the Registered Notes will not contain the transfer restrictions applicable to the Notes.

In connection with the Registered Exchange Offers, Bristol Myers Squibb is filing this Current Report on Form 8-K in order to make available the unaudited pro forma condensed combined financial information of Bristol Myers Squibb giving effect to the Merger and Celgene’s disposition of the OTEZLA® (apremilast) product line on the terms described therein (the “pro forma financial information”), which includes the unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2019.

The pro forma financial information included in this Current Report on Form 8-K has been presented for informational purposes only. It does not purport to represent the actual results of operations that Bristol Myers Squibb and Celgene would have achieved had the companies been combined during the periods presented in the pro forma financial information and is not intended to project the future results of operations that the combined company may achieve after the consummation of the Merger.

Item 9.01.          Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

Unaudited pro forma condensed combined financial information of Bristol Myers Squibb giving effect to the Merger and Celgene’s disposition of the OTEZLA® (apremilast) product line on the terms described therein, which includes the unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2019 and the notes related thereto, are filed herewith as Exhibit 99.1 and incorporated herein by reference.

(d)          Exhibits

The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1
Unaudited pro forma condensed combined financial information of Bristol Myers Squibb giving effect to the Merger and Celgene’s disposition of the OTEZLA® (apremilast) product line on the terms described therein, which includes the unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2019 and the notes related thereto.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).
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EXHIBIT INDEX
Exhibit No.	Description
99.1
Unaudited pro forma condensed combined financial information of Bristol Myers Squibb giving effect to the Merger and Celgene’s disposition of the OTEZLA® (apremilast) product line on the terms described therein, which includes the unaudited pro forma condensed combined statement of earnings for the year ended December 31, 2019 and the notes related thereto.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: May 19, 2020	By:	/s/Katherine R. Kelly
	Name:	Katherine R. Kelly
	Title:	Corporate Secretary

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